Exhibit 10.2

LOCK-UP AND COMPENSATION RESOLUTION AGREEMENT

This Lock-Up and Compensation Resolution Agreement (“Agreement”) is entered into as of March 6, 2026, by and between Cardiff Lexington Corporation, a Nevada corporation (the “Company”), and Daniel R. Thompson (“Thompson”).

RECITALS

WHEREAS Thompson previously served as Chairman of the Company and remains a significant shareholder;

WHEREAS, the Company and Thompson are parties to that certain Employment Agreement dated July 15, 2020, as amended January 1, 2025 (the “Employment Agreement”);

WHEREAS, the Company has publicly disclosed in filings with the U.S. Securities and Exchange Commission that certain accrued compensation and related obligations remain outstanding under the Employment Agreement;

WHEREAS the Company is pursuing a public offering of its securities and a listing of its common stock on the Nasdaq Stock Market (the “Transaction”);

WHEREAS the underwriters have required that Thompson execute their lock-up agreement restricting the sale of his shares following the Transaction;

WHEREAS Thompson is willing to support the Transaction provided that the Company resolves outstanding compensation obligations as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	Lock-Up Agreement

Subject to the terms of this Agreement, Thompson agrees to sign the Lafferty Lock – Up Agreement. (Attached)

Notwithstanding the foregoing, the Company does not object if Thompson may establish a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934 during the Lock-Up Period, provided that no sales occur until the expiration of the Lock-Up Period.

2.	Conversion Agreement

Subject to the terms of this Agreement, Thompson agrees to sign the CDIX Conversion Agreement for Accrued Salary through 12-31-25. (Attached)

Conversion of Remaining Portion of Outstanding Balance to Equity

1

3.	Promissory Note

The remaining balance of accrued 2026 Severance compensation and interest owed to Thompson shall be converted into a promissory note (the “Thompson Note”) of One Hundred and Sixteen Thousand Six Hundred and Sixty-Six Dollars and 66/100 ($116,666.66) the accrued compensation with 10% interest at the rate of 10% annually and shall be fully repaid within three (3) years according to the following schedule:

Year	Minimum Payment
Year 1	Interest only (First Payment end of Q2)
Year 2	50% principal
Year 3	50% principal

The Thompson Note shall contain the following material terms:

Principal Amount: Remaining balance of accrued compensation and interest

Interest Rate: Ten percent (10%) per annum

Interest Payments: Payable quarterly beginning end of Q2 2026.

Maturity: Three (3) years from the date of issuance

Prepayment: Permitted at any time without penalty

4.	Payment Priority

Until all obligations owed to Thompson are current, the Company shall not use proceeds from any financing transaction to:

(a)	pay discretionary bonuses to officers or directors excluding staff,

(b)	repay insider loans incurred after January 1, 2025, or

(c)	make extraordinary payments to affiliates.

5.	Default

Failure to make required payments or comply with the obligations described herein shall constitute a material breach of this Agreement.

Upon such breach:

(a) all amounts outstanding under the Thompson Note shall become immediately due and payable.

2

6.	Change of Control

In the event of a merger, acquisition, or sale of substantially all of the Company’s assets, any remaining balance of the bonus promissory note and the accrued salary promissory note owed to Thompson shall become immediately due and payable.

7.	Board Approval

The Company represents and warrants that this Agreement has been approved by its Board of Directors and constitutes a valid and binding obligation of the Company

8.	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

CARDIFF LEXINGTON CORPORATION

By: /s/ Alex Cunningham Name: Alex Cunningham

Title: CEO

/s/ Gillard B. Johnson

Gillard B. Johnson, III

/s/ Cathy Pennington

Cathy Pennington

/s/ L. Jack Staley

L. Jack Staley

/s/ Daniel Thompson

Daniel Thompson

3